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                                                                   EXHIBIT 10.16



                         Deferred Compensation Agreement


This Agreement is made as of the 1st day of April, 1998 between ArtistDirect, LLC, a California limited liability company (the "Company") and Keith Yokomoto ("Employee").

         WHEREAS, the Company is operated under the terms and provisions of its Operating Agreement (the "Operating Agreement"), as the same may be modified or amended by its Members (the "Members") in accordance therewith;

         WHEREAS, the Company believes that the services of Employee will be instrumental in stabilizing and increasing the value of the Company;

         WHEREAS, the Company believes that in order to induce Employee to continue to provide services to the Company, additional variable compensation is necessary;

         WHEREAS, the Company desires to make a special one-time payment to Employee of this additional variable compensation (the "Compensation") in the amount, at the time, and upon the terms and conditions set forth in this Agreement for the services of Employee to the Company and to defer the payment of such amount as described herein; and

         WHEREAS, certain Members are willing to have their capital account (the "Capital Account") determined under the Operating Agreement charged with the payment of the Compensation.



                                       1.

         NOW, THEREFORE, the parties agree as follows:

         1. (a) Subject to the provisions of this Agreement, the amount of the Compensation to be paid hereunder shall be equal to the product of (i) a fraction, the numerator of which is the Fair Market Value (as defined below) of the Company on the applicable Payment Date (as defined below) and the denominator of which is $1,980,000 and (ii) $200,000; provided, however, that the amount of the Compensation shall not exceed $200,000.

               (b) "Fair Market Value" means the value that would be obtained for the assets of the Company, taking into account all liabilities and restrictions against those assets, if those assets were available for sale on the open market in an arm's length transaction for cash between an informed and willing seller and an informed and willing purchaser, each with an adequate understanding of the facts and under no compulsion to buy or sell. For purposes hereof, Fair Market Value shall be determined as of the applicable Payment Date (as defined below) by the Company, acting in good faith, taking into account all relevant facts and circumstances, including any current appraisals. Fair Market Value shall not give effect to the Compensation due hereunder or under other similar agreements with Employees. Notwithstanding anything to the contrary herein, upon the occurrence of a Capital Event (as defined below) with respect to all or a portion of the assets of the Company, Fair Market Value shall not exceed the amount of proceeds received by the Company from such Capital Event (including the amount of any assumed liabilities) less a proportionate share of the unassumed liabilities of the Company.



                                       2.
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         2. The payment to Employee of the Compensation shall be made upon the first to occur of the following events (the "Payment Date");

               (a) Sale or redemption of Employee's entire membership interest in the Company; provided that in the event of a sale or other disposition to a party other than the Company (including a disposition to a corporation formed to operate the business of the Company), Employee may sell or dispose of a membership interest in the Company which includes a right, under the Operating Agreement, of the transferee to a Capital Account equal to the then fair market value of such membership interest, if, in such sale or other disposition, the portion of the consideration which does not represent the amount of Capital Account of such membership interest of Employee (up to the amount of the Compensation due hereunder) shall be deemed paid first to the Company for the benefit of the Members agreeing herein to have their Capital Accounts charged for the Compensation hereunder, and then next being deemed paid as the Compensation to Employee under the terms of this Agreement;

               (b) The occurrence of a Capital Event (as hereinafter defined);
or

               (c) On or after the seventh anniversary of this Agreement, provided that Employee shall request payment at such time, and the Company shall then consent to make such payment, which consent shall be in the sole discretion of the Company.

               (d) As used herein, "Capital Event" shall mean an event giving rise to the distribution to Members of proceeds received by the Company from the following sources: (i) insurance proceeds or damage recoveries with respect to the damage of destruction or



                                       3.
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condemnation of all or substantially all of the assets of the Company; (ii)
financing or refinancing proceeds for any indebtedness secured by any assets of the Company; or (iii) proceeds from the sale or any exchange, transfer, assignment or other disposition of all or substantially all of the assets of the Company.

         3. In the event that payment of the Compensation is made pursuant to
Section 2(b), above, but the operations of the Company continue and subsequently there is one or more additional Capital Events, or Employee's interest is purchased or redeemed upon one of the events specified in Section 2(a), above, additional payments of the Compensation shall be made to Employee hereunder. The amount to be paid shall be equal to the applicable amount of the Compensation determined in accordance with Section 1, above, with respect to such Capital Event, sale or redemption (determined on an event-by-event basis), but in no case shall the total aggregate amounts received hereunder for all such events exceed the amount of the Compensation determined under Section 1 hereof as of the respective Payment Date:

         4. (a) The deduction in determining Net Profit and Net Loss under the Operating Agreement (as defined under such Operating Agreement) for payment of the Compensation or deemed payment under Section 1 shall be specially allocated to the Members set forth on the signature page hereto as agreeing to have their Capital Accounts so charged in the amounts and percentages as indicated.

               (b) The Compensation shall be paid in cash, except other forms of consideration may be used by the Company if such form of consideration is used in the sale or



                                       4.
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redemption or a Capital Event, as the case may be. All payments shall be delivered in person or mailed to the last address of Employee (or, in the case of the death of Employee, to that of Employee's estate or of Employee's designated beneficiary, whichever is applicable). Employee shall be responsible for furnishing the Company with his or her current address and that of his beneficiary (if applicable).

               (c) Notwithstanding any other provision in this Agreement to the contrary, no payment of the Compensation shall be made if such payment would conflict with, or result in a breach of, any terms, conditions, restrictions, or provisions of, or would constitute a default under, any bond, note, or other evidence of indebtedness or any contract, lease, loan agreement or other credit agreement or instrument to which the Company is a party or by which the Company may be bound. In addition, the Company has the right to defer the date on which any amount is payable or to modify the time or manner of the payment of the amount as it deems necessary because of its operations (e.g., cash flow needs), provided that any such determination shall be made in good faith by the Company.

               (d) Any amount of the Compensation payable under this Agreement shall not be deemed salary or other compensation to Employee for the purpose of computing benefits to which Employee may be entitled under any vacation, disability, profit sharing, pension plan or other arrangement of the Company for the benefit of its employees.

         5. In the event of Employee's death, all amounts which shall become due hereunder to Employee shall be paid to the executors or administrators of his estate.



                                       5.
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         6. Payments of the Compensation made or deemed made by Company hereunder are subject to withholding or payroll taxes and to such other deductions as shall, at the time of such payment, be required under any income tax or other law, whether of the United States or any other jurisdiction, and the amount of the Compensation paid shall be so reduced by such withholding, payroll taxes or other deductions. In the case of payments to the executors or administrators of the estate of Employee, payment of the Compensation is subject to the delivery to the Company of all necessary tax waivers, letters testamentary and other documents

         7. Nothing contained herein shall require the Company to continue Employee in its employ, or require Employee to continue in the employ of the Company.

         8. The sole interest of Employee hereunder shall be to receive the benefits provided herein as and when the same shall become due and payable in accordance with the terms hereof, and neither Employee nor the executors or administrators of his estate shall have any right, title or interest in or to any of the assets of the Company.

         9. All amounts payable hereunder with respect to Employee shall be unfunded deferred compensation payable, when due, solely from the general assets of the Company and no member of the Company shall be liable for the payment thereof. The Company shall not maintain any legally separate fund or account to provide any benefits provided hereunder.

         10. This Agreement shall inure to the benefit of, and be enforceable only by the



                                       6.
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parties hereto, their heirs, executors, administrators, legal representatives, successors and permitted assigns. The rights of Employee pursuant to this Agreement shall not be assigned, transferred, pledged or hypothecated in any way (whether by operation of law or otherwise) and any attempted disposition contrary to the terms hereof shall be null and void and without effect. The Company may assign its rights, together with its obligations, hereunder in connection with any sale, transfer or other disposition of all or a substantial portion of the assets of the Company.

         11. This Agreement shall be governed by and construed in accordance with the laws of California.

         12. No modification, amendment, extension or alleged waiver of this Agreement or any provision thereof will be binding upon Employee or the Company unless in writing and signed by Employee and the Company; provided that any amendment to Section 4(a) or the signature page hereof shall require the approval of all Members. This Agreement constitutes the entire Agreement between Employee and the Company relating to the subject matter hereof and, except as otherwise specifically provided herein, supersedes and replaces any and all prior agreements and understandings, written or oral, relative to such matters.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.


                                        "EMPLOYEE"

                                         /s/ Keith Yokomoto
                                        ----------------------------------------
                                        Keith Yokomoto



                                       7.
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                                        "COMPANY"

                                        ARTISTdirect, LLC


                                        By:   /s/ Marc P. Geiger
                                             -----------------------------------
                                             Marc P. Geiger
                                        Its: Member


                                        By:   /s/ Donald P. Muller
                                             -----------------------------------
                                             Donald P. Muller
                                        Its: Member



                                       8.
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                  Charges to Capital Accounts of Other Members




                       Maximum Amount     Percentage of
                      of Compensation      Compensation
       Name            to be Charged      to be charged     Accepted and Agreed
       ----          -----------------  -----------------   -------------------
Marc P. Geiger            $100,000              50%        /s/ Marc P. Geiger
                                                           ---------------------
                                                           Marc P. Geiger

Donald P. Muller          $100,000              50%        /s/ Donald P. Muller
                                                           ---------------------
                                                           Donald P. Muller



                                       9.